SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Walgreen Co. (the “Company”) held its Annual Meeting of Shareholders on January 13, 2010.  At the Annual Meeting, the shareholders of the Company voted to approve the amended and restated Walgreen Co. Executive Stock Option Plan (the “Plan”).  The material changes reflected in the amended and restated Plan are as follows:

•	The number of shares of the Company’s common stock authorized for issuance under the Plan was increased by 25,000,000 to 63,400,000.

•	The term of the Plan was extended for 10 years from the date of shareholder approval – through January 13, 2020.

•
The Plan’s eligibility provision was expanded to cover employees at all levels at the discretion of the Compensation Committee of the Board of Directors.  Previously, the Plan was only applicable to employees at or above a specified management-level salary grade.

•
The delegation authority of the Compensation Committee was expanded to permit delegation to the Company’s management of the authority to grant stock options to employees below the senior executive level.

The Plan, as amended and restated, is filed as Exhibit 99.1 to this Current Report.

Item 8.01	Other Events.

At the Annual Meeting, the shareholders voted on the following proposals:

1.           The shareholders voted for election of the following directors to serve until the next annual meeting or until their successors are elected and qualified:

	Votes For	Votes Withheld

Steven A. Davis	679,938,746	7,547,995
William C. Foote	638,719,508	48,767,234
Mark P. Frissora	680,465,719	7,021,022
Alan G. McNally	676,131,140	11,355,601
Nancy M. Schlichting	647,174,974	40,311,767
David Y. Schwartz	675,960,726	11,526,015
Alejandro Silva	675,825,323	11,661,418
James A. Skinner	635,815,876	51,670,866
Gregory D. Wasson	680,134,706	7,352,035

There were 161,499,251 broker non-votes on this proposal.

2.           The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved by a vote of 827,824,640 for, 17,527,091 against and 3,634,260 abstentions.

3.           The proposal to amend and restate the Walgreen Co. Executive Stock Option Plan was approved by a vote of 608,877,747 for, 72,324,681 against, 6,280,850 abstentions and 161,502,713 broker non-votes.

4.           The shareholder proposal on a policy to change each voting requirement in the Company’s charter and by-laws to a simple majority vote was approved by a vote of 506,066,926 for, 175,395,390 against, 6,011,077 abstentions and 161,512,598 broker non-votes.

5.           The shareholder proposal on a policy that a significant portion of future stock option grants to senior executives should be performance-based was not approved.  There were 292,254,821 votes for, 380,969,102 votes against, 14,255,402 abstentions and 161,506,666 broker non-votes.

6.           The shareholder proposal on a written report on charitable donations was not approved.  There were 42,464,856 votes for, 525,104,331 votes against, 119,911,473 abstentions and 161,505,331 broker non-votes.

Item 9.01                      Financial Statements and Exhibits.

The following exhibit is being filed as part of this Form 8-K:

Exhibit Number	Exhibit Title

99.1	Walgreen Co. Executive Stock Option Plan (as amended and restated effective January 13, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: January 20, 2010	By:	/s/ Dana I. Green
Name: Dana I. Green
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Walgreen Co. Executive Stock Option Plan (as amended and restated effective January 13, 2010).